Exhibit 10.4

AMENDMENT TO SEVERANCE AGREEMENT

THIS AMENDMENT TO SEVERANCE AGREEMENT (“Amendment”) is made this 18th day of December, 2012, by and between Forest Oil Corporation, a New York corporation (the “Company”), and Patrick R. McDonald (“Executive”).

WHEREAS, the Company and Executive have heretofore entered into that certain Severance Agreement dated as of October 1, 2012 (the “Severance Agreement”); and

WHEREAS, the Company and Executive desire to amend the Severance Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Executive hereby agree that the Severance Agreement shall be amended as hereafter provided, effective as of the date first set forth above:

1.                                      Paragraph 1(c)(i) of the Severance Agreement shall be deleted and the following shall be substituted therefor:

“(i)                               Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 1(d), the following acquisitions shall not constitute a Change of Control:  (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition pursuant to a transaction that complies with clauses (iii)(A), (iii)(B) and (iii)(C) of this Paragraph 1(c);”

2.                                      Paragraph 1(c)(iii) of the Severance Agreement shall be deleted and the following shall be substituted therefor:

“(iii)                         Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of more than 60% of the total gross fair market value of all the assets of the Company immediately before such sale or other disposition (determined without regard to any liabilities associated with such assets), or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities

immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

3.                                      Paragraph 3 of the Severance Agreement up to and including the end of Paragraph 3(a) shall be deleted and the following shall be substituted therefor:

“3.                                Termination Within Two Years After a Change of Control.  Subject to the provisions of Paragraph 7(i) hereof, if Executive’s employment by the Company or any subsidiary thereof or successor thereto shall be subject to an Involuntary Termination which occurs on or within two years after the date upon which a Change of Control occurs, then the Company will, as additional compensation for services rendered to the Company (including its subsidiaries), pay to Executive the following amounts (subject to any applicable payroll or other taxes required to be withheld and any employee benefit premiums) and take the following actions after the last day of Executive’s employment with the Company:

(a)                                 Pay Executive a lump sum cash payment in an amount equal to the Severance Amount.  Subject to the provisions of Paragraph 7(i) hereof, such payment shall be made on the date that is 60 days after the date of Executive’s Involuntary Termination or on the immediately following business day if such day is not a business day.”

4.                                      Paragraph 4 of the Severance Agreement shall be deleted and the following shall be substituted therefor:

“4.                                Interest on Late Payments.  If any payment provided for in Paragraph 3(a) hereof is not made when due (determined after giving effect to any delay in such payment required pursuant to Paragraph 7(i)(2) hereof), the Company shall pay to Executive interest on the amount payable from the date that such payment should have been made under such paragraph until such payment is made, which interest shall be calculated at 10% plus the prime rate of interest announced by JPMorgan Chase Bank (or any successor thereto) at its principal office in New York on a non-compounded basis, and shall change when and as any such change in such prime rate shall be announced by such bank.”

5.                                      Paragraph 6(c) of the Severance Agreement shall be deleted and the following shall be substituted therefor:

“(c)                            Provisions Generally Applicable to Section 6.  Executive understands that the provisions of Paragraphs 6(a) and 6(b) of this Agreement may limit his ability to earn a livelihood in a business similar to that of the Company but Executive nevertheless agrees and hereby acknowledges that (i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company and its members, principals and directors, (ii) such provisions contain reasonable limitations as to time and scope of activity to be restrained, (iii) such provisions are not harmful to the general public, (iv) such provisions are not unduly burdensome to Executive, and (v) the consideration provided under Paragraph 3 hereof is sufficient to compensate Executive for the restrictions contained in Paragraphs 6(a) and 6(b) hereof.  If any court determines that any of the covenants in Paragraphs 6(a) and 6(b) hereof, or any part thereof, is invalid or unenforceable, the remainder of the covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.  In the event any of the covenants in Paragraphs 6(a) and 6(b) hereof shall be more restrictive than permitted by applicable law, it shall be limited to the extent which is so permitted and, in its reduced form, such provision shall then be enforceable. Nothing in this Agreement shall be construed as preventing the Company from pursuing any and all other remedies available to it for the breach or threatened breach of the covenants in Paragraphs 6(a) and 6(b) hereof, including recovery of money damages or temporary or permanent injunctive relief. Accordingly, Executive acknowledges that the remedy at law for breach of the covenants in Paragraphs 6(a) and 6(b) hereof may be inadequate and that, in addition to any other remedy the Company may have, it shall be entitled to an injunction restraining any breach or threatened breach.”

7.                                      As amended hereby, the Severance Agreement is specifically ratified and reaffirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment effective as herein provided.

FOREST OIL CORPORATION

By:	/s/ Paul Dusha
	Name:	Paul Dusha
	Title:	Vice President Human Resources

EXECUTIVE

/s/ Patrick R. McDonald
Patrick R. McDonald